EXHIBIT 10.2

AMENDMENT TO PROFESSIONAL SERVICES AGREEMENT AND STATEMENT OF WORK DATED AS OF DECEMBER 19, 2007

This Amendment to Professional Services Agreement and Statement of Work dated as of December 19, 2007 (the "Amendment") is entered into as of March 12, 2009, by and between NovaRay Medical, Inc., a Delaware corporation (the "Client") and Triple Ring Technologies, Inc. (the "Company"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Professional Services Agreement dated as of December 19, 2007 by and between the Client and the Company (the "Agreement") and the Statement of Work dated as of December 19, 2007 attached as Exhibit A thereto (the "Statement of Work").

RECITALS

WHEREAS, the Company and Client entered into the Agreement and the Statement of Work;

WHEREAS, the Company and Client desire to amend the Statement of Work such that Four Hundred Thousand Dollars ($400,000) of the Initial Payment (as defined in the Statement of Work) will be applied to the invoices set forth herein subject to the terms and conditions set forth herein and in the Statement of Work;

WHEREAS, the Company and Client desire to amend the Statement of Work such that payment on invoices is due thirty (30) days after the invoice date.

NOW, THEREFORE, in compliance with Section 26 of the Agreement and in consideration of the mutual promises and covenants set forth herein and in the Agreement and Statement of Work, the Client and the Company hereby agree as follows:

The Section entitled "Terms of Payment" in the Statement of Work is hereby amended to read in its entirety:

"An initial payment ("Initial Payment") of $500,000 will be required prior to the commencement of Services performed in Phase I. Upon receipt of gross proceeds on or prior to April 1, 2009 from equity or debt or other financing obtained by Client from third parties of at least Eight Hundred Thousand Dollars ($800,000) in the aggregate after March 11, 2009, the Client may apply (i) up to One Hundred Thousand Dollars ($100,000) of the Initial Payment against any invoice issued by the Company pursuant to the Statement of Work, that is dated on or after May 1, 2009, (ii) up to an additional One Hundred Thousand Dollars ($100,000) of the Initial Payment against any invoice issued by the Company pursuant to the Statement of Work, that is dated on or after June 1, 2009, (iii) up to an additional One Hundred Thousand Dollars ($100,000) of the Initial Payment against any invoice issued by the Company pursuant to the Statement of Work, that is dated on or after July 1, 2009, and (iv) up to an additional One Hundred Thousand Dollars ($100,000) of the Initial Payment against any invoice issued by the Company pursuant to the Statement of Work, that is dated on or after August 1, 2009. The remaining amount of Initial Payment shall be applied to the last invoice for Phase 2 of this project. Any remainder of the Initial Payment after such last invoice will be returned to the Client with the final invoice of Phase II unless earlier terminated by Client pursuant to Section 18 of this Agreement. If earlier terminated, the Initial Payment will be applied to any outstanding Invoices or unbilled Services performed or material purchased by the Company. Any remainder of the Initial Payment will be returned to the Client with the final invoice.

Company will bill the Client monthly for labor and weekly for out-of-pocket expenses, on a time and materials basis. Payment is due 30 days after invoice date. In addition, during the term of this Agreement, the Company shall bill and the Client shall reimburse the Company for all reasonable, pre-approved out-of-pocket expenses which are incurred in connection with the performance of the Services hereunder. For the avoidance of doubt, Company must obtain the prior written approval of Client's Project Manager for any expense that exceeds fifty thousand dollars ($50,000). Client shall have the right to review and approve the terms and conditions of any such purchase.

The Company will promptly notify the Client Project Manager of any costs, expenses or fees that will cause the overall cost and fee estimates to exceed by more than 10% of the estimate set forth in the attached proposals of this Statement of Work."

The Client and the Company hereby acknowledge and consent to the foregoing amendments to the Statement of Work as set forth herein.

Except as amended herein, all other terms and provisions of the Agreement and Statement of Work shall remain in full force and effect.

This Amendment shall be effective upon its execution by the Client and the Company.

This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by the proper and duly authorized officers as of the day and year first written above.

CLIENT:

NOVARAY MEDICAL, INC.

By: /s/ William Frederick

Name: William Frederick

Title: Chief Financial Officer

COMPANY:

TRIPLE RING TECHNOLOGIES, INC.

By: /s/ Joseph Heanue

Name: Joseph Heanue

Title: President